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               FAIRFIELD MANUFACTURING COMPANY, INC., as Issuer

                                     and

             UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                  INDENTURE

                          Dated as of March 12, 1997

                                 $125,000,000

              11-1/4% Subordinated Exchange Debentures due 2009


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            CROSS-REFERENCE TABLE

                                                                                                      TIA
                                                                                                 Indenture
Section                                                                                           Section
310(a)(1)..............................................................................................7.10
   (a)(2)..............................................................................................7.10
   (a)(3)..............................................................................................N.A.
   (a)(4)..............................................................................................N.A.
   (b)....................................................................................7.08; 7.10; 11.02
   (b)(1)..............................................................................................7.10
   (b)(9)..............................................................................................7.10
   (c).................................................................................................N.A.

311(a)................................................................................................ 7.11
   (b)................................................................................................ 7.11
   (c).................................................................................................N.A.

312(a)................................................................................................ 2.05
   (b)................................................................................................11.03
   (c)................................................................................................11.03

313(a)................................................................................................ 7.06
   (b)(1)..............................................................................................7.06
   (b)(2)..............................................................................................7.06
   (c)................................................................................................11.02
   (d).................................................................................................7.06

314(a)....................................................................................4.02; 4.04; 11.02
   (b)................................................................................................11.02
   (c)(1)...............................................................................12.02; 11.04; 11.05
   (c)(2)...............................................................................12.02; 11.04; 11.05
   (c)(3)..............................................................................................N.A.
   (d)................................................................................................11.02
   (e).........................................................................................11.03; 11.05
   (f).................................................................................................N.A.

315(a)...........................................................................................7.01; 7.02
   (b)..........................................................................................7.05; 11.02
   (c).................................................................................................7.01
   (d).....................................................................................6.05; 7.01; 7.02
   (e).................................................................................................6.11

316(a)(last sentence).................................................................................11.06
   (a)(1)(A)...........................................................................................6.05

   (a)(1)(B)...........................................................................................6.04
   (a)(2)..............................................................................................8.02
   (b).................................................................................................6.07
   (c).................................................................................................8.04

317(a)(1)..............................................................................................6.08
   (a)(2)..............................................................................................6.09
   (b).................................................................................................7.12

318(a)................................................................................................11.01

                                         N.A. means Not Applicable

--------------------

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
                                                 ARTICLE 1
                                DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                 Definitions................................................................1
Section 1.02.                 Other Definitions.........................................................26
Section 1.03.                 Incorporation by Reference of Trust
                                Indenture Act...........................................................27
Section 1.04.                 Rules of Construction.....................................................28

                                                 ARTICLE 2
                                              THE SECURITIES

Section 2.01.                 Dating; Incorporation of Form in
                                Indenture...............................................................28
Section 2.02.                 Execution and Authentication..............................................29
Section 2.03.                 Registrar and Paying Agent................................................30
Section 2.04.                 Paying Agent To Hold Money in Trust.......................................31
Section 2.05.                 Securityholder Lists......................................................31
Section 2.06.                 Transfer and Exchange.....................................................31
Section 2.07.                 Replacement Securities....................................................32
Section 2.08.                 Outstanding Securities....................................................33
Section 2.09.                 Temporary Securities......................................................33
Section 2.10.                 Cancellation..............................................................33
Section 2.11.                 Defaulted Interest........................................................34
Section 2.12.                 Deposit of Moneys.........................................................34
Section 2.13.                 CUSIP Number..............................................................34


                                                 ARTICLE 3
                                                REDEMPTION

Section 3.01.                 Notices to Trustee........................................................35
Section 3.02.                 Selection by Trustee of Securities
                                To Be Redeemed..........................................................35
Section 3.03.                 Notice of Redemption......................................................36
Section 3.04.                 Effect of Notice of Redemption............................................36
Section 3.05.                 Deposit of Redemption Price...............................................37
Section 3.06.                 Securities Redeemed in Part...............................................37

                                                 ARTICLE 4
                                                 COVENANTS



                                                                                                      Page
Section 4.01.                 Payment of Securities.....................................................38
Section 4.02.                 SEC Reports...............................................................38
Section 4.03.                 Waiver of Stay, Extension or Usury Laws...................................39
Section 4.04.                 Compliance Certificate....................................................39
Section 4.05.                 Taxes.....................................................................40
Section 4.06.                 Limitation on Incurrence of
                                Additional Indebtedness.................................................40
Section 4.07.                 Limitation on Preferred Stock Capital of
                                Restricted Subsidiaries.................................................40
Section 4.08.                 Limitation on Restricted Payments.........................................41
Section 4.09.                 Limitation on Asset Sales.................................................43
Section 4.10.                 Limitation on Transactions
                                with Affiliates.........................................................45
Section 4.11.                 Limitations on Dividends and Other
                                Payment Restrictions Affecting
                                Subsidiaries............................................................47
Section 4.12.                 Limitations on Guarantees by Restricted
                                Subsidiaries............................................................47
Section 4.13.                 Payments for Consent......................................................48
Section 4.14.                 Corporate Existence.......................................................49
Section 4.15.                 Change of Control.........................................................49
Section 4.16.                 Maintenance of Office or Agency...........................................52
Section 4.17.                 Maintenance of Properties and Insurance...................................52

                                                 ARTICLE 5
                                           SUCCESSOR CORPORATION

Section 5.01.                 Limitation on Consolidation,
                                Merger and Sale of Assets...............................................53


                                                                                                      Page
Section 5.02.                 Successor Person Substituted..............................................54

                                                 ARTICLE 6
                                           DEFAULTS AND REMEDIES

Section 6.01.                 Events of Default.........................................................54

Section 6.02.                 Acceleration..............................................................56
Section 6.03.                 Other Remedies............................................................57
Section 6.04.                 Waiver of Past Defaults and
                                Events of Default.......................................................58
Section 6.05.                 Control by Majority.......................................................58
Section 6.06.                 Limitation on Suits.......................................................58
Section 6.07.                 Rights of Holders To Receive Payment......................................59
Section 6.08.                 Collection Suit by Trustee................................................59
Section 6.09.                 Trustee May File Proofs of Claim..........................................59
Section 6.10.                 Priorities................................................................60
Section 6.11.                 Undertaking for Costs.....................................................61
Section 6.12.                 Restoration of Rights and Remedies........................................61

                                                 ARTICLE 7
                                                  TRUSTEE

Section 7.01.                 Duties of Trustee.........................................................61
Section 7.02.                 Rights of Trustee.........................................................63
Section 7.03.                 Individual Rights of Trustee..............................................63
Section 7.04.                 Trustee's Disclaimer......................................................64
Section 7.05.                 Notice of Defaults........................................................64


                                                                                                      Page
Section 7.06.                 Reports by Trustee to Holders.............................................64
Section 7.07.                 Compensation and Indemnity................................................64
Section 7.08.                 Replacement of Trustee....................................................66
Section 7.09.                 Successor Trustee by Consolidation,
                                Merger or Conversion....................................................67
Section 7.10.                 Eligibility; Disqualification.............................................67
Section 7.11.                 Preferential Collection of Claims
                                Against Company.........................................................67

Section 7.12.                 Paying Agents.............................................................67

                                                 ARTICLE 8
                                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.                 Without Consent of Holders................................................68
Section 8.02.                 With Consent of Holders...................................................69
Section 8.03.                 Compliance with Trust Indenture Act.......................................70
Section 8.04.                 Revocation and Effect of Consents.........................................70
Section 8.05.                 Notation on or Exchange of Securities.....................................71
Section 8.06.                 Trustee To Sign Amendments, etc...........................................71


                                                 ARTICLE 9
                                    DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.                 Discharge of Indenture....................................................72
Section 9.02.                 Legal Defeasance..........................................................73
Section 9.03.                 Covenant Defeasance.......................................................73
Section 9.04.                 Conditions to Defeasance or Covenant
                                Defeasance..............................................................73

Section 9.05.                 Deposited Money and U.S. Government


                                                                                                      Page
                                Obligations To Be Held in Trust;
                                Other Miscellaneous Provisions..........................................75
Section 9.06.                 Reinstatement.............................................................76
Section 9.07.                 Moneys Held by Paying Agent...............................................76
Section 9.08.                 Moneys Held by Trustee....................................................76

                                                ARTICLE 10
                                        SUBORDINATION OF SECURITIES

Section 10.01.                Securities Subordinate to Senior
                                Debt....................................................................77
Section 10.02.                Payment Over of Proceeds upon
                                Dissolution, etc........................................................78
Section 10.03.                Suspension of Payment When Senior
                                Debt in Default.........................................................79
Section 10.04.                Trustee's Relation to Senior
                                Debt....................................................................82
Section 10.05.                Subrogation to Rights of Holders
                                of Senior Debt..........................................................82
Section 10.06.                Provisions Solely To Define Relative
                                Rights..................................................................82
Section 10.07.                Trustee to Effectuate Subordination.......................................83
Section 10.08.                No Waiver of Subordination Provisions.....................................84
Section 10.09.                Notice to Trustee.........................................................84
Section 10.10.                Reliance on Judicial Order or
                                Certificate of Liquidating Agent........................................85
Section 10.11.                Rights of Trustee as a Holder of
                                Senior Debt; Preservation of
                                Trustee's Rights........................................................86
Section 10.12.                Article Applicable to Paying Agents.......................................86


                                                                                                      Page
Section 10.13.                No Suspension of Remedies.................................................86

                                                ARTICLE 11
                                              MISCELLANEOUS

Section 11.01.                Trust Indenture Act Controls..............................................86
Section 11.02.                Notices...................................................................87
Section 11.03.                Communications by Holders with
                                Other Holders...........................................................88
Section 11.04.                Certificate and Opinion as to
                                Conditions Precedent....................................................88
Section 11.05.                Statements Required in Certificate
                                and Opinion.............................................................88
Section 11.06.                When Treasury Securities Disregarded......................................89
Section 11.07.                Rules by Trustee and Agents...............................................89
Section 11.08.                Business Days; Legal Holidays.............................................89
Section 11.09.                Governing Law.............................................................90
Section 11.10.                No Adverse Interpretation of
                                Other Agreements........................................................90
Section 11.11.                No Recourse Against Others................................................90
Section 11.12.                Successors................................................................91
Section 11.13.                Multiple Counterparts.....................................................91
Section 11.14.                Table of Contents, Headings, etc..........................................91
Section 11.15.                Separability..............................................................91


EXHIBITS

Exhibit A.               Form of Security A-1

Exhibit B.               Terms of Guarantee B-1

Exhibit C.               Form of Guarantee C-1

                  INDENTURE, dated as of March 12, 1997, between FAIRFIELD MANUFACTURING COMPANY, INC., a Delaware corporation, as Issuer (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 11-1/4% Subordinated Exchange Debentures due 2009 and any Secondary Securities (as hereinafter defined) (collectively, the Securities").

                                  ARTICLE 1.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Asset Acquisition from such Person or (b) existing at the time such Person becomes a Subsidiary of any other Person.

                  "Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior
Debt)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior
Debt) and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

                  "Agent" means any Registrar, Paying Agent or agent for service of notices and demands.


                  "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person or any division or line of business of such Person.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company, in one or a series of related transactions, of: (a) any Capital Stock of any Restricted Subsidiary of the Company; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary of the Company; or (c) any other properties or assets of the Company or a Restricted Subsidiary (including proprietary brand names, whether registered or otherwise) other than in the ordinary course of business (it being understood that the sale or lease of any used or obsolete equipment is in the ordinary course of business). For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under
Section 5.01 and (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets, whether in one transaction or a series of related transactions, involving assets with a fair market value determined by the Company to be not in excess of $1,000,000.

                  "Board of Directors" means the board of directors of the Company or any committee authorized to act therefor.

                  "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company and to be in full force and effect and delivered to the Trustee.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests.

                  "Capitalized Lease Obligations" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP; and, for the purpose of this definition, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.

                  "Cash Equivalents" means, at any time: (i) any evidence of

Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit, time deposits, Eurodollar time deposits and bankers' acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits at the time of investment of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at the time of investment at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total

Voting Stock of the surviving or transferee corporation; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

                  "Company Request" means any written request signed in the name of the Company by any two of the following: the Chief Executive Officer; the Chief Operating Officer; the President; any Vice President; the Chief Financial Officer; the Treasurer; or the Secretary or any Assistant Secretary (but not both the Secretary and any Assistant Secretary) of the Company.

                  "Consolidated EBITDA" means, with respect to any Person for any period, (i) the sum of, without duplication, the amount for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense, (d) Consolidated Income Tax Expense and (e) all non-cash accruals or cash expenses relating to the New Equity Incentive Plan (to the extent such accruals or expenses reduce net income), less (ii) non-cash items increasing Consolidated Net Income (other than in the ordinary course of business); provided, however, that if, during such period, such person or any of its Restricted Subsidiaries shall have consummated any Asset Sale or Asset Acquisition, Consolidated EBITDA for such person and its Restricted Subsidiaries for such period shall be adjusted (in the manner set forth in the definition of the term "Consolidated Fixed Charge Coverage Ratio") to give pro forma effect to the Consolidated EBITDA directly attributable to the assets which are the subject of such Asset Sales or Asset Acquisitions during such period.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding the date of the transaction

(the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries, or the repayment of any Indebtedness of such person or its Restricted Subsidiary (other than the incurrence and repayment of Indebtedness under a revolving credit facility) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period; (iii) notwithstanding clauses (i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements and (iv) interest on any Indebtedness incurred pursuant to a revolving credit facility shall be based on the average daily principal amount outstanding under such facility during such Four Quarter Period. In calculating the Consolidated Fixed Charge Coverage Ratio, and giving pro forma effect to any incurrence of Indebtedness during a Reference Period, pro forma effect shall be given to the use of proceeds thereof to permanently repay or retire Indebtedness. If such person or any of its Restricted Subsidiaries directly or indirectly guaranteed Indebtedness or a third person, the above clauses shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of
(i) Consolidated Interest Expense and (ii) the aggregate amount of cash dividends and other distributions paid or accrued during such period in respect of Disqualified Capital Stock of such Person and its Restricted Subsidiaries on a consolidated basis; provided, however, that if, during such period, such Person or any of its Restricted Subsidiaries shall have made any Asset Sales or Asset Acquisitions, Consolidated Fixed Charges for such Person and its Restricted Subsidiaries for such period shall be adjusted (in the manner set forth in the definition of the term "Consolidated Fixed Charge Coverage Ratio") to give pro forma effect to the Consolidated Fixed Charges directly attributable to the assets which are the subject of such Asset Sales or Asset Acquisitions during such period.

                  "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the (i) sum of (a) the interest expense of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (1)

any amortization of debt discount, (2) the net cost under Interest Rate Agreements (including any amortization of discounts), (3) the interest portion of any deferred payment obligation which in accordance with GAAP is required to be reflected on an income statement, (4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and (5) all accrued interest and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP consistently applied, minus (ii) any non-cash interest expense of the Company in respect of Permitted Indebtedness incurred in connection with the New Equity Incentive Plan, minus (iii) any amortization of deferred financing costs and expenses.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied adjusted, (A) to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto) and the non-recurring cumulative effect of accounting changes, (ii) the portion of net income (or loss) of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) one time unusual non-cash charges, (v) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (vi) gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis, (vii) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders and (viii) the amount of any Consolidated Non-cash Charges of such person attributable to the purchase method of accounting treatment in accordance with Accounting Principles Board Opinion No. 16 dated August 1970, entitled "Business Combinations" and (B) by adding, in the case of the Company, (i) without duplication, capital contributions made by Lancer to the Company pursuant to the Tax Sharing Agreement to the extent such capital contributions represent a return to the Company of amounts which had been included as income taxes in computing the Company's Consolidated Net Income and
(ii) for purposes of determining the Company's ability to make Restricted Payments pursuant to Section 4.08, 100% (without duplication) of all non-cash accruals or cash expenses relating to the New Equity Incentive Plan (to the extent such accruals or expenses reduce net income).

                  "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses (including, without limitation, non-cash reserves and non-cash charges) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, New York 10036.

                  "Credit Agreement" means (a) the GE Credit Agreement, together with all amendments, documents and instruments from time to time delivered in connection with the GE Credit Agreement (including, without limitation, any guaranty agreements and security documents), as in effect on the date hereof and, subject to the proviso to the next succeeding sentence, as the GE Credit Agreement and such other agreements, documents and instruments may be amended, amended and restated, renewed, extended, restructured, supplemented or otherwise modified from time to time, and (b) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the GE Credit Agreement or any other agreement deemed a Credit Agreement under clause (a) or (b) hereof, whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, and (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date thereof such Indebtedness would not be prohibited under this Indenture.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, with respect to the Securities issued in the form of one or more "Global" Securities, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Designated Senior Debt" means (i) all Senior Debt under the Credit Agreement, (ii) Indebtedness in respect of the Existing Notes, and (iii) any other Senior Debt which (a) at the time of determination exceeds $10,000,000 in aggregate principal amount and (b) is specifically designated by the Company in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

                  "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred

Capital Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Capital Stock of the Company, with respect to either of which, under the terms of such Preferred Capital Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the redemption date of the Exchangeable Preferred Stock or the maturity date of the Securities; and (iii) as long as the Exchangeable Preferred Stock remains outstanding, Senior Stock and Parity Stock. Notwithstanding anything in this definition to the contrary, that Preferred Capital Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provision requiring a change of control offer to be made for such Preferred Capital Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of this Indenture described under Section 4.15 shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder.

                  "Exchange Date" means the date of original issuance of the Securities.

                  "Exchangeable Preferred Stock" means the 11-1/4% Exchangeable Preferred Stock, par value $.01 per share and a liquidation preference of $1,000 per share, or shares of Preferred Capital Stock issued in exchange therefor.

                  "Existing Indenture" means the indenture pursuant to which the Existing Notes were issued.

                  "Existing Notes" means the Company's 11 3/8% Senior Subordinated Notes due 2001.

                  "Event of Default" has the meaning set forth in Section
6.01 of this Indenture.

                  "Four Quarter Period" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

                  "GAAP" means generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and Interpretations, Accounting

Principles Board Opinions and AICPA Accounting Research Bulletins which are applicable as of the Issue Date.

                  "GE Credit Agreement" means the Credit Agreement, dated as of July 7, 1993, as amended from time to time, among the Company, T-H Licensing,

Inc., as guarantor, the lenders named therein and General Electric Capital Corporation, as agent for such lenders.

                  "Guarantee" has the meaning set forth in Section 4.12 of this Indenture.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Guarantor" means the issuer at any time of a Guarantee (so long as such a Guarantee remains outstanding).

                  "Guarantor Senior Debt" means the principal of, premium, if any, and interest on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness is pari passu with or subordinated in right of payment to the Securities. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include (i) all obligations of the Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, under or in respect of the Credit Agreement, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding under any state or federal bankruptcy law whether or not such interest is an allowable claim), reimbursement of amounts drawn under letters of credit issued or arranged for pursuant thereto, guarantees in respect thereof, and all charges, fees, expenses (including reasonable fees and expenses of counsel) and other amounts in respect of the Credit Agreement incurred by or owing to the lenders under the Credit Agreement or their representative, agent or trustee, and all other obligations of the Guarantor incurred under or in respect of the Credit Agreement (including, without limitation, any Interest Rate Agreements and in respect of premiums, indemnities or otherwise, and all indebtedness under the Credit Agreement which is disallowed, avoided or subordinated pursuant to Section 548 of Title 11, United States Code or any applicable state fraudulent conveyance law) and (ii) all obligations of the Guarantor under, or in respect of, the Existing Notes and the Existing Indenture. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (a) Indebtedness evidenced by the Securities, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Guarantor Senior Debt of the Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Guarantor, (d) any repurchase, redemption or other obligation in respect of Disqualified Capital Stock, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement or the current portion of any long-term Indebtedness which would constitute Guarantor Senior Debt but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by the Guarantor for compensation to employees or for services rendered to the Guarantor, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Guarantor, (h) Indebtedness of the Guarantor to a Subsidiary of such Guarantor or any other Affiliate of such Guarantor or any of such Affiliate's Subsidiaries and (i) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture (but, as to any such Indebtedness, no such violation of this Indenture shall be deemed to exist for purposes of this clause (i) if the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an Opinion of Counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of such Guarantor) to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture).

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording (other than previously recorded), as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d)

all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Disqualified Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,
(h) all obligations under or in respect of currency exchange contracts and Interest Rate Agreements of such Person and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder; provided, however, that, with respect to the Company, Indebtedness referred to in this definition shall exclude all obligations of the Company to Lancer under the Tax Sharing Agreement and any liability for federal, state, local or other taxes owed or owing by the Company.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                  "Interest Rate Agreement" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit, guarantee or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For the purpose of making any calculations under this Indenture (i) Investment shall include the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary that is designated a Restricted Subsidiary and (ii) any property, transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer; provided that in each case, the fair market value of an asset or property shall be as determined by the Board of Directors of the Company in good faith. For the purpose of this Indenture, the change in designation of a Restricted Subsidiary to an Unrestricted Subsidiary shall be an Investment. "Investments" shall exclude extensions of trade credit on commercially reasonable terms consistent with the normal course of business of the Company and the Restricted Subsidiaries.

                  "Issue Date" means the date of original issuance of the Exchangeable Preferred Stock.

                  "Lancer" means Lancer Industries Inc., a Delaware corporation.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Maturity Date" means March 15, 2009.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid and which have been paid, or amounts required to be pledged and which are pledged to secure Indebtedness owed to any Person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale (which, in the case of a Lien, is being pledged to permanently reduce Indebtedness secured by such Lien) and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

                  "New Equity Incentive Plan" means any long-term incentive compensation plan adopted by the Company covering the Company's executives and selected other key management employees.

                  "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Debt.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, Indebtedness.

                  "Officer" means the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company or any other officer designated by the Board of Directors, as the case may be.

                  "Officers' Certificate" means, with respect to any Person other than the Trustee, a certificate signed by the Chief Executive Officer, the Chief Operating Officer, the President or any Vice President and the Chief Financial Officer, the Controller or any Treasurer of such Person that shall comply with applicable provisions of this Indenture and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel which counsel and opinion are reasonably acceptable to the Trustee.

                  "Payment Default" means any Default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such Default becoming an Event of Default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Debt.

                  "Permitted Holders" means (i) Lancer and its Affiliates and

(ii) any "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) comprised solely of Lancer and its Affiliates (it being understood that a "group" that includes any other Person shall not be a Permitted Holder).

                  "Permitted Indebtedness" means each and all of the following:

                  (1) Indebtedness of the Company or any Guarantor under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $58,000,000, less the amount of any scheduled principal payments actually made (excluding, without limitation, any prepayments required to be made based upon the Company's excess cash flow) or the amount of any other payments which are applied or credited against scheduled principal payments on the date such scheduled principal payments would otherwise have been made (except to the extent refinanced under a replacement Credit Agreement at the time of the respective repayment) by the Company or any Guarantor in respect of any term loans under the Credit Agreement and the amount by which the aggregate commitment under any revolving credit facility under the Credit Agreement at any time has been permanently reduced to the extent that any repayments required to be made in connection with effecting such permanent reduction have been made (it being understood that to the extent a reduction in commitments under any revolving credit facility under the Credit Agreement arises solely in connection with a refinancing of outstanding amounts under such revolving credit facility with borrowings under a replacement Credit Agreement and the commitments under the Credit Agreement are thereby replaced with commitments under such replacement Credit Agreement such a permanent reduction shall not have occurred); provided, however, that the Company or any Guarantor shall be permitted to incur an additional amount of Indebtedness not to exceed $15,000,000 under its revolving credit facility if the borrowing base requirement under such facility permits such incurrence and (y) the amount equal to the sum of 80% of the net book value of accounts receivable and 60% of the net book value of inventory (determined on a first-in-first-out basis) of the Company and its Restricted Subsidiaries on a consolidated basis at the time such Indebtedness is incurred, as determined in accordance with GAAP;

                  (2) Indebtedness of the Company and its Restricted Subsidiaries pursuant to the Existing Notes and the Existing Indenture;

                  (3) Indebtedness of the Company and its Restricted Subsidiaries pursuant to the Securities and this Indenture;

                  (4) Indebtedness of the Company outstanding on the date of this Indenture;


                  (5) Interest Rate Agreements of the Company or any Guarantor covering Indebtedness of the Company or any such Guarantor; provided, however, that (i) any Indebtedness to which any such Interest Rate Agreement relates bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this covenant and (ii) the notional amount of any such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates;

                  (6) Indebtedness of a Wholly-Owned Restricted Subsidiary of the Company (x) to the Company or (y) to another Wholly-Owned Restricted Subsidiary of the Company; provided, however, that any such Indebtedness of a Wholly-Owned Restricted Subsidiary of the Company that is not a Guarantor is not subordinated in right of payment to any other Indebtedness of such Restricted Subsidiary;

                  (7) Indebtedness of the Company to a Wholly-Owned Restricted Subsidiary of the Company which is unsecured and, unless owing to a Guarantor, subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at a Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under this Indenture and the Securities; provided, however, that any subsequent issuance or transfer of Capital Stock that results in such Wholly-Owned Restricted Subsidiary ceasing to be such, or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly-Owned Restricted Subsidiary) will be deemed, in each case, to constitute the issuance of such Indebtedness by the Company or of such Indebtedness by such Wholly-Owned Restricted Subsidiary;

                  (8) Indebtedness of the Company to T-H Licensing arising in connection with the loans described in clause (vi) of
         Section 4.10(b);

                  (9) Indebtedness of the Company or any Guarantor representing Capitalized Lease Obligations so long as such Indebtedness does not exceed 6.0% of the amount of the gross property, plant and equipment of the Company and its Restricted Subsidiaries determined on a consolidated basis, as shown on the balance sheet of the Company as of the end of the most recent fiscal quarter, in accordance with GAAP consistently applied;

                  (10) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within 5 business days of incurrence;

                  (11) Indebtedness of the Company or any Restricted Subsidiary consisting of guaranties, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets permitted under this Indenture;

                  (12) Following the Exchange Date, any Indebtedness or other obligations of the Company issued to participants in the New Equity Incentive Plan, provided that such Indebtedness is subordinated in right of payment to the Securities;

                  (13) Indebtedness of the Company or any Guarantor in addition to that described in clauses (1) through (12) above not to exceed $20,000,000 outstanding at any time in the aggregate, which Indebtedness may be incurred under the Credit Agreement; or

                  (14) (i) Indebtedness of the Company or any Guarantor, the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company (including all or a portion of the Exchange Debentures) or any of its Restricted Subsidiaries and (ii) Indebtedness of any Restricted Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary; provided, however, that (A) the principal amount of Indebtedness incurred pursuant to this clause (14) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (or, if the Indebtedness so refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accretion value attributable thereto since the original issuance of such Indebtedness) plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith and (B) in the case of any refinancing of Indebtedness that is not Senior Debt, (1) such new Indebtedness is made subordinate to the Securities in the same manner and at least to the same extent as the Indebtedness being refinanced and (2) such new Indebtedness has a Weighted Average Life to Maturity and final Stated Maturity of principal that exceeds the Weighted Average Life to Maturity and final

         Stated Maturity of principal, respectively, of the Indebtedness being refinanced.

                  "Permitted Investment" means any of the following: (i) Investments by the Company or any Wholly-Owned Restricted Subsidiary of the Company in another Person, if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Company or such Wholly-Owned Restricted Subsidiary; (ii) Investments in obligations of, or guaranteed by, the United States government or any agency or political subdivision thereof, maturing within one year of the date of purchase; (iii) Investments in commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $100,000,000 maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency; (iv) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $100,000,000 maturing within one year of the date of purchase; (v) Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in settlement claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or of such Restricted Subsidiary; (vi) Investments in Cash Equivalents; (vii) loans and advances to officers of the Company and its Restricted Subsidiaries made in compliance with clause (v) of Section 4.10(b);
(viii) Investments by the Company or a Wholly-Owned Restricted Subsidiary in the Capital Stock of a Wholly-Owned Restricted Subsidiary; (ix) money market funds organized under the laws of the United States of America or any state thereof that invest substantially all of their assets in any of the types of investments described in clause (ii), (iii), (iv) or (vi) above; (x) Investments in any of the Securities; (xi) receivables owing to the Company of any Restricted Subsidiary created in the ordinary course of business; (xii) Investments consisting of Indebtedness permitted under clause
(5) of the definition of Permitted Indebtedness; and (xiii) Investments in the aggregate amount of $10,000,000 at any time outstanding.

                  "Permitted Liens" means the following types of Liens:

                  (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (b) security for the payment of workers' compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto);

                  (c) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money);

                  (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which interferes in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries or materially impairs the use of any parcel of property;

                  (e) deposits or pledges to secure public or statutory obligations, progress payments, surety and appeal bonds or other obligations of like nature incurred in the ordinary course of business;

                  (f) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole; or

                  (g) Liens arising by operation of law in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Capital Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

                  "Property" of any Person means all types of real, Personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its

Subsidiaries under GAAP.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Record Date" means March 1 and September 1 of each year (whether or not a Business Day).

                  "Redemption Date" when used with respect to any Security to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                  "Reference Period" shall have the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

                  "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock) on shares of the Company's Capital Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock,
(iii) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness of the Company or its Subsidiaries that is subordinated or junior in right of payment to the Securities, and (iv) the making of any Investment (other than a Permitted Investment).

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                  "Restricted Subsidiary" means (i) T-H Licensing and (ii) any other subsidiary of the Company other than an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Corporation and its successors.

                  "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

                  "Secondary Securities" shall have the meaning set forth in the Security.

                  "Senior Debt" means the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness is pari passu with or subordinated in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include (i) all obligations of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, under or in respect of the Credit Agreement, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding under any state or federal bankruptcy law whether or not such interest is an allowable claim), reimbursement of amounts drawn under letters of credit issued or arranged for pursuant thereto, guarantees in respect thereof, and all charges, fees, expenses (including reasonable fees and expenses of counsel) and other amounts in respect of the Credit Agreement incurred by or owing to the lenders under the Credit Agreement or their representative, agent or trustee, and all other obligations of the Company incurred under or in respect of (i) the Credit Agreement (including, without limitation, any Interest Rate Agreements and in respect of premiums, indemnities or otherwise, and all indebtedness under the Credit Agreement which is disallowed, avoided or subordinated pursuant to Section 548 of Title 11, United States Code or any applicable state fraudulent conveyance law) and (ii) all obligations of the Company under, or in respect of, the Existing Notes and the Existing Indenture. Notwithstanding the foregoing, "Senior Debt" shall not include (a) Indebtedness evidenced by the Securities, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Senior Debt of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Disqualified Capital Stock, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement or the current portion of any long-term Indebtedness which would constitute Senior Debt but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (i) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture (but, as to any such Indebtedness, no such violation of this Indenture shall be deemed to exist for purposes of this clause (i) if the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an Opinion of

Counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officer's Certificate of the Company) to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture).

                  "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act, provided that each Guarantor shall in all events be deemed a Significant Subsidiary.

                  "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which any principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness or any installments of interest thereon, means any date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or such installment of interest thereon, is due and payable.

                  "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of July 18, 1990 between the Company and Lancer, as amended from time to time.

                  "Temporary Cash Investments" means (i) Investments in marketable direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in demand deposits or certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by S&P and A-2 by Moody's, maturing within 365 days of purchase; (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in clauses (i) and (ii) above; (iv) any security maturing not more than 180 days after the date of acquisition, backed by a stand-by or direct pay letter of credit issued by a bank meeting the qualifications described in clause (ii) above; or (v) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America or any state thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of "P-1" by Moody's or "A-1" by S&P.


                  "T-H Licensing" means T-H Licensing, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture (as amended from time to time).

                  "Transaction Date" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

                  "Trust Officer" when used with respect to the Trustee, means any officer or assistant officer of the Trustee assigned to the Corporate Trust Administration department or similar department performing corporate trust work of the Trustee or any successor to such department or, in the case of a successor Trustee, any officer of such successor Trustee performing corporate trust functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Subsidiary" means a Subsidiary of the Company designated as such by the Company (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof,
(b) which has no Indebtedness or any other obligation that, if in default in any respect (including a nonpayment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity,
(c) with which the Company or any other Subsidiary or the Company has no contract, agreement, arrangement, understanding or is subject to an obligation of any kind, whether written or oral, other than a transaction on terms no less favorable to the Company or any other Subsidiary of the Company than those which might be obtained at the time from Persons who are not Affiliates of the Company, and (d) with which neither the Company nor any other Subsidiary of the Company has any obligation (other than by the terms of this Indenture) (i) to subscribe for additional shares of Capital Stock or other equity interest therein or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results; provided, however, that in no event shall any Guarantor be an Unrestricted

Subsidiary. The Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Trustee under this Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Restricted Subsidiary unless (A) after giving pro forma effect to such designation, the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) and (B) any Indebtedness or Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary of the Company under this Indenture. A designation of an Unrestricted Subsidiary as a Restricted Subsidiary may not thereafter be rescinded.

                  "U.S. Government Obligations" means (i) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly-Owned Restricted Subsidiary of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

Section 1.02.  Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:

Term                                                                                    Defined in Section
"Acceleration Notice" .............................................................               6.02
"Affiliate Transaction"............................................................               4.10
"Available Net Cash Proceeds"......................................................               4.09
"Bankruptcy Law"...................................................................               6.01
"Business Day".....................................................................              11.08
"Change of Control Date"...........................................................               4.15
"Change of Control Offer"..........................................................               4.15
"Change of Control Payment Date"...................................................               4.15
"Covenant Defeasance"..............................................................               9.03
"Custodian"........................................................................               6.01
"Event of Default".................................................................               6.01
"Excess Proceeds Offer"............................................................               4.09
"Guarantee Payment Blockage Period"................................................              12.07
"Guarantor Representative".........................................................              12.07
"Initial Blockage Period"..........................................................              10.03
"Initial Guarantee Blockage Period"................................................              12.07
"Legal Defeasance".................................................................               9.02
"Legal Holiday"....................................................................              11.08
"Offer Period".....................................................................               4.09
"Paying Agent".....................................................................               2.03
"Payment Blockage Period"..........................................................              10.03
"Purchase Date"....................................................................               4.09
"Purchase Price"...................................................................               4.09
"Registrar"........................................................................               2.03
"Reinvestment Date"................................................................               4.09
"Replacement Assets"...............................................................               4.09
"Representative"...................................................................              10.03

Section 1.03.  Incorporation by Reference of Trust
               Indenture Act.


                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture securityholder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Securities.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04.  Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) words used herein implying any gender shall apply to every gender; and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision, unless expressly stated otherwise.

                                  ARTICLE 2.


                                THE SECURITIES

Section 2.01.  Dating; Incorporation of Form in Indenture.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use "CUSIP" numbers in issuing the Securities. The Company shall approve the form of the Securities by Board Resolution. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02.  Execution and Authentication.

                  The Securities shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company. Such signatures may be either manual or facsimile. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

                  A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee or an authenticating agent shall authenticate Securities for original issue in the aggregate principal amount of up to $50,000,000 and from time to time thereafter authenticate and deliver Secondary Securities, in each case upon receipt of a written order in the form of an Officers' Certificate. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000 except as provided in Section 2.07 hereof. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                  The Trustee (at the expense of the Company) may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same right as the Trustee in dealing with the Company or an Affiliate.

                  The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof; provided, however, that Securities may be issued in denominations of less than $1,000 (but not less than $1.00) upon the initial exchange of the Exchangeable Preferred Stock for the Securities such that each holder of Exchangeable Preferred Stock shall receive Securities in a principal amount equal to the full liquidation preference of the Exchangeable Preferred Stock on the Issue Date (as specified to the Trustee in the Officers' Certificate delivered pursuant to this Section 2.02; provided, further, however, that Secondary Securities may be issued in denominations of less than $1,000 (but not less than $1.00).

                  No Security shall be authenticated or issued under this Indenture except for Securities to be issued in exchange for Exchangeable Preferred Stock pursuant to the certificate of designation governing the Exchangeable Preferred Stock. In addition, except for the Company's obligations under Section 7.07 hereof, the Company shall not be required to comply with the provisions of this Indenture prior to such exchange.

                  Notwithstanding the foregoing, no Security shall be authenticated hereunder by the Trustee or the authenticating agent unless such Security is either (i) registered under the Act or (ii) exempt from registration under the Act, in each case as specified in an Officers' Certificate delivered pursuant to this Section 2.02 and, in the case of clause (ii), as provided for in an Opinion of Counsel delivered to the Trustee.

Section 2.03.  Registrar and Paying Agent.

                  The Company shall appoint a registrar, which shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), and a paying agent, which shall maintain an office or agency located in the Borough of Manhattan, City of New York, State of New York where Securities may be presented for payment ("Paying Agent") and shall maintain an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more additional paying agents. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar. The Company may change any Paying Agent or Registrar without notice to any Securityholder.

                  The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall incorporate the provisions of the TIA. The Company shall notify the

Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation pursuant to Section 7.07. The
Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

Section 2.04.  Paying Agent To Hold Money in Trust.

                  On or before 10:00 A.M., New York City time, on each due date of the principal of and interest on any Securities, the Company shall deposit with the Paying Agent a sum or Secondary Securities, as the case may be, sufficient to pay such principal and interest so becoming due. Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee, may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05.  Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, including the aggregate principal amount of Securities held by each such Securityholder.

Section 2.06.  Transfer and Exchange.

                  When a Security is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements set forth herein for such transfer are met, and when Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested, provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney, duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall issue and execute and the Trustee shall authenticate Securities at the Registrar's request. Any exchange or transfer shall be without any service charge to the Securityholder, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.09, 3.06 or 8.05 hereof. The Trustee shall not be required to register transfers of Securities or to exchange Securities for a period of 15 days before selection of any Securities to be redeemed. The Trustee shall not be required to exchange or register transfers of any Securities called or being called for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

                  Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's or any Guarantor's, if any, compliance with any Federal or state securities laws.

Section 2.07.  Replacement Securities.

                  If a mutilated Security is surrendered to the Registrar or Trustee or if the Holder of a Security presents evidence to the satisfaction of the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken and of the ownership thereof, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee each may charge for its expenses (including reasonable attorneys' fees and expenses) in replacing a Security. Every replacement Security is an additional obligation of the Company.

Section 2.08.  Outstanding Securities.


                  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Security is held by a bona fide purchaser.

                  If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and all accrued interest on Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                  Subject to Section 11.06, a Security does not cease to be outstanding solely because the Company or an Affiliate holds the Security.

Section 2.09.  Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, benefits and privileges, of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities presented to it.

Section 2.10.  Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall destroy all Securities so delivered and deliver a certificate of destruction to the Company. All Securities surrendered for transfer, exchange, payment or cancellation shall be destroyed by the Trustee and the Trustee shall deliver a certificate of destruction to the Company. Subject to
Section 2.07 hereof and except for the issuance of Secondary Securities, the Company may not issue new Securities to replace Securities in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11.  Defaulted Interest.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted amounts, plus (to the extent permitted by law) any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date. The

Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of default interest to be paid and the special payment date, and at the same time the Company shall deposit with the Trustee an amount equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such payment when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section provided. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Securityholder at his address as it appears on the Securities register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

Section 2.12.  Deposit of Moneys.

                  Prior to 10:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money or Secondary Securities, as the case may be, sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

Section 2.13.  CUSIP Number.

                  The Company in issuing the Securities may use a "CUSIP" number(s), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify in writing the Trustee of any such CUSIP number used by the Company in connection with the Securities and any change in such CUSIP number.

                                  ARTICLE 3.

                                  REDEMPTION

Section 3.01.  Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to Section
3.07 hereof, (i) at least 60 days prior to the Redemption Date in the case of a partial redemption, (ii) at least 45 days prior to the Redemption Date in the case of a total redemption or (iii) during such other period as the Trustee may agree to in writing, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Security, as appropriate.

Section 3.02.  Selection by Trustee of Securities To Be Redeemed.

                  In the event that fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed, if the Securities are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Securities are not so listed, on either a pro rata basis or by lot, or such other method as it shall deem fair and appropriate. The Trustee shall promptly notify the Company of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions of the principal of the Securities that have denominations larger than $1,000, provided such Securities and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03.  Notice of Redemption.

                  At least 30 days, but no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed (at its own expense) a notice of redemption by first-class mail to each Holder of Securities to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.03 hereof.

                  The notice shall identify the Securities to be redeemed (including the CUSIP numbers thereof) and shall state:

         (1)      the Redemption Date;

         (2)      the redemption price;

         (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date and upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

         (4)      the name and address of the Paying Agent;


         (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (6) that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;

         (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

         (8) the aggregate principal amount of Securities that are being redeemed.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04.  Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest

Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05.  Deposit of Redemption Price.

                  On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Securities called for redemption shall have been made available in accordance with the preceding paragraph and payment thereof is not prohibited pursuant to the terms of this Indenture, the Securities called for redemption will cease to accrue interest and the only right of the Holders of such Securities will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Securities to the Redemption Date. If any Security called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Security and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Securities.

Section 3.06.  Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for a Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE 4.

                                  COVENANTS

Section 4.01.  Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment or, if the interest is to be paid in Secondary Securities, if the Trustee or the Paying Agent holds on that date duly authenticated Secondary Securities in an aggregate principal amount equal to such installment. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law) and overdue interest, to the extent lawful, at the rate specified in the Securities.

Section 4.02.  SEC Reports

                  The Company shall file with the Trustee and provide to the Securityholders, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Company is no longer required to furnish such reports to its securityholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to the Holders of the Securities. The Company shall also comply with the other provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including, without limitation, the Company's compliance with any covenant hereunder, as to which the Trustee is entitled to rely exclusively and conclusively on Officers' Certificates.

Section 4.03.  Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.  Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year and on or before 50 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section
4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or
Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

                  (c) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

                  The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06.  Limitation on Incurrence of Additional Indebtedness.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness.

                  Notwithstanding the foregoing limitations, the Company and its Restricted Subsidiaries may incur Indebtedness if, after giving effect to the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least equal to 2.0 to 1.0.

Section 4.07.  Limitation on Preferred Capital
               Stock of Restricted Subsidiaries.

                  The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Capital Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) to own any Preferred Capital Stock of any Restricted Subsidiary unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness in compliance with
Section 4.06 hereof in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Capital Stock to be issued.

Section 4.08.  Limitation on Restricted Payments.

                  The Company shall not cause or permit any of its Restricted

Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

                  (a) any Default or Event of Default shall have occurred and be continuing; or

                  (b) the Company is not able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section
         4.06 hereof; or

                  (c) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company, whose determination shall be conclusive) exceeds the sum of (a) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period (treated as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (b) the aggregate net proceeds received by the Company either (1) as capital contributions to the Company after the Issue Date, excluding any capital contributions pursuant to the Tax Sharing Agreement or (2) from the issuance or sale of Qualified Capital Stock (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to purchase Qualified Capital Stock) of the Company to any Person (other than to a Restricted Subsidiary of the Company) after the Issue Date plus (c) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment made pursuant to clause (4) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment minus (d) 20% of all cash payments made pursuant to the New Equity Incentive Plan. For purposes of the preceding clause (iii)(b)(2), the value of the aggregate net proceeds received by the Company upon the issuance of Qualified Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

                  Notwithstanding the foregoing, these provisions will not

prohibit: (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (x) solely in exchange for shares of Qualified Capital Stock (including any such exchange pursuant to a conversion right or privilege in connection with which cash paid in lieu of fractional shares or scrip), or (y) through the application of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock; (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (x) solely in exchange for shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or for Indebtedness of the Company that is subordinate or junior in right of payment to the Securities, at least to the extent that the Indebtedness being acquired is subordinated to the Securities and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (y) through the application of the net cash proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or Indebtedness of the Company which is subordinate or junior in right of payment to the Securities, at least to the extent that the Indebtedness being acquired is subordinated to the Securities and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; (4) payments by the Company to Lancer pursuant to the Tax Sharing Agreement; (5) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale; and (6) guarantees in respect of Indebtedness incurred by officers or employees of the Company or any Restricted Subsidiary in the ordinary course of business and payments in discharge thereof in an amount not to exceed $500,000 in any fiscal year.

Section 4.09.  Limitation on Asset Sales.

                  (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, and evidenced by a board resolution); (ii) not less than 75% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Cash Equivalents; and (iii) the Net Cash Proceeds received by the

Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay, make an offer to redeem or purchase Indebtedness under any then existing Senior Debt of the Company or any Restricted Subsidiary; provided, that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Net Cash Proceeds after application as described above, to the extent the Company elects, to an Investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale ("Replacement Assets"), provided that such Investment occurs within 360 days following the receipt of such Net Cash Proceeds, so long as the Company or such Restricted Subsidiary has notified the Trustee in writing on or prior to the 270th day following such Asset Sale (the "Reinvestment Date") that it has determined to apply the Net Cash Proceeds from such Asset Sale to an investment in such Replacement Assets; (c) third, to make an offer to redeem or purchase the Existing Notes or Indebtedness under any other then existing Senior Debt of the Company or any Restricted Subsidiary in accordance with the terms of the Existing Indenture or the document governing such other Senior Debt, as the case may be; (d) fourth, if any Net Cash Proceeds from any Asset Sale are not applied as provided in the preceding clauses (a) through (d) within 420 days of such Asset Sale, the Company shall apply an amount equal to the Net Cash Proceeds not so applied (the "Available Net Cash Proceeds") to an offer to repurchase the Exchange Debentures, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Net Cash Proceeds not required to repurchase Securities.

                  (b) If the Company is required to make an Excess
Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Net Cash Proceeds to repurchase such Securities at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Purchase Price"); (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Securities repurchased; and (4) the calculations used in determining the amount of Available Net Cash Proceeds to be applied to the repurchase of such Securities. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

                  (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.09 and the length of time the Excess Proceeds Offer will remain open;


                  (2) the Purchase Price and the Purchase Date;

                  (3) that any Security not tendered or accepted for payment will continue to accrue interest;

                  (4) that any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date so long as payment thereof is not prohibited pursuant to the terms of the Indenture;

                  (5) that Holders electing to have a Security purchased pursuant to any Excess Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

                  (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

                  (7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Available Net Cash Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased) or by such other method as the Trustee shall deem fair and appropriate; and

                  (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  On or before the Purchase Date, the Trustee shall, to the extent lawful, accept for payment, on a pro rata basis or by such other method as the Trustee shall deem fair and appropriate to the extent necessary, Securities or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the Purchase Price plus accrued interest, if any, on the Securities to be purchased and deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.09. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Purchase Price of the Security tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee shall authenticate and mail or make available for delivery such new Security to such Holder equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date. If an Excess Proceeds Offer is not fully subscribed, the Company may retain that portion of the

Available Net Cash Proceeds not required to repurchase Securities for general corporate purposes.

Section 4.10.  Limitation on Transactions with Affiliates.

                  (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Restricted Subsidiaries; or (ii) the terms of such Affiliate Transaction is fair and reasonable to the Company or such Restricted Subsidiaries, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. Any Affiliate Transaction involving an amount or having a value in excess of $1.0 million which is not permitted under clause (i) above shall have been approved by a majority of the Company's Board of Directors. In transactions with a value in excess of $5.0 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.

                  (b) The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under
Section 4.08 contained herein, (ii) payments to Lancer under the Tax Sharing Agreement, (iii) payments to participants in the Equity Participation Plan in an amount not exceeding $1.32 million in any fiscal year and $5.28 million in the aggregate, (iv) reasonable and customary regular fees to directors of the Company who are not employees of the Company, (v) loans or advances to officers of the Company and its Restricted Subsidiaries for bona fide business purposes of the Company in the ordinary course of business, (vi) royalty payments by the Company to T-H Licensing pursuant to that certain letter agreement dated as of December 29, 1989 between the Company and T-H Licensing (as such agreement may be amended from time to time pursuant to its terms), provided that any such payment (less any amounts permitted to be retained by T-H Licensing pursuant to the Credit Agreement) is returned to the Company as a loan within sixty days after receipt of such payment by T-H Licensing, (vii) payments or distributions to participants in the New Equity Incentive Plan pursuant to the terms thereof, and (viii) payments of the Company's allocated portion of the Lancer consolidated group's corporate expenses and fees to Lancer or any Affiliate of Lancer incurred in connection with Lancer's or any Affiliate of Lancer's performance of management consulting, monitoring and financial advisory services with respect to the Company and any Restricted Subsidiary in an amount not to exceed $2.0 million in any fiscal year excluding amounts paid prior to the Issue
Date); provided, however, that notwithstanding anything to the contrary contained in this Indenture, the Company shall not be permitted to pay to Lancer or any Affiliate of Lancer any amount for such services in excess of the amount set forth in this clause (viii).

Section 4.11.  Limitations on Dividends and Other
               Payment Restrictions Affecting Subsidiaries.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company, (c) make loans or advances to the Company or any other Restricted Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary of the Company (other than any customary restriction on transfers of property subject to a Permitted Lien (other than a Lien on cash not constituting proceeds of non-cash property subject to a Permitted Lien) which could not materially adversely affect the Company's ability to satisfy its obligations hereunder), or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary of the Company in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any Person, other than the person, or the property or assets of the Person, so acquired, (iii) any encumbrance or restriction in any agreement existing on the Issue Date to the extent and in the manner such encumbrance or restriction is in effect on the Issue Date and (iv) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in clause (ii) above, which is not materially more restrictive or less favorable to the Holders of Securities than those existing under the agreement being extended, refinanced, renewed.


Section 4.12.  Limitations on Guarantees by Restricted
               Subsidiaries.

                  The Company shall not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any Guarantor, unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the Securities by such Restricted Subsidiary pursuant to the terms of Exhibit B hereto; provided, however, that a Restricted Subsidiary may guarantee the Company's obligations under the Credit Agreement without executing and delivering such supplemental indenture or guaranteeing the Securities; provided, further, that in the case of any guarantee of any Guarantor with respect to Senior Debt, the guarantee of the payment of the Securities by such Guarantor to be provided in accordance herewith shall be subordinated to the guarantee with respect to such Senior Debt in the same manner and to the same extent as the Securities are subordinated to such Senior Debt. The supplemental indenture will supplement this Indenture by, among other things, creating an additional Article 12 applicable to the Restricted Subsidiary and any other Guarantor in the form set forth in Exhibit B hereto and, in connection with the execution and delivery of the Supplemental Indenture, such Restricted Subsidiary shall execute and deliver to the Trustee a Guarantee substantially in the form of Exhibit C hereto. Such Article 12 will not become effective until the provisions of
Section 12.04 have been complied with. Each guarantee created pursuant to the provisions described above is referred to as a "Guarantee" and the issuer of each such Guarantee, so long as the Guarantee remains outstanding, is referred to as a "Guarantor."

                  Notwithstanding the foregoing, in the event that a Guarantor is released from all obligations which pursuant to the first sentence of the preceding paragraph obligate it to become a Guarantor, such Guarantor shall be released from all obligations under its Guarantee (provided that the provisions of the first sentence of the preceding paragraph shall apply anew in the event that such Guarantor subsequent to being released incurs any obligations that pursuant to such sentence obligate it to become a Guarantor). In addition, upon any sale or disposition (by merger or otherwise) of any Guarantor by the Company or a Restricted Subsidiary of the Company to any Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries which is otherwise in compliance with the terms of this Indenture, such Guarantor will be deemed to be released from all obligations under its Guarantee; provided, however, that each such Guarantor is sold or disposed of in accordance with Section 4.09 above; provided, further, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code.

Section 4.13   Payments for Consent.

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Securities or unless such consideration is offered to be paid or agreed to be paid to all holders of the Securities who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.14   Corporate Existence.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15   Change of Control.

                  (a) In the event of a Change of Control occurring on or after July 2, 2001 (the date of such occurrence being the "Change of Control Date)", the Company shall only if and only to the extent permitted by any Senior Debt of the Company then outstanding, notify the Holders of the Securities in accordance with this Section 4.15 and make an offer to redeem all outstanding Securities at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined below). In addition, upon the occurrence of a Change of Control occurring prior to July 2, 2001, the Company will have the option to offer to redeem the Securities, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof, plus, without duplication, accrued and unpaid interest to the Change of Control Payment Date. If a Change of Control occurs prior to July 2, 2001 and the Company fails to make an offer to redeem the Securities in accordance with the terms of this Section 4.15, the annual interest rate on the Securities will increase by 4.0% over the then-applicable interest rate. Any offer to redeem the Securities upon a Change of Control as provided above will be referred to herein as a "Change of Control Offer." Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which a Change of Control occurs, the Company covenants that if the redemption of the Securities would violate or constitute a default under any outstanding Senior Debt, then the Company will, to the extent needed to permit the purchase of the Securities, either (i) repay in full all such Senior Debt (and terminate all commitments thereunder) or offer to repay in full all such Senior Debt (and terminate all such commitments) or (ii) obtain the requisite consents under the instrument governing
such Senior Debt to permit the repurchase of the Securities as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to repurchase Securities pursuant to the provisions described in this Section 4.15, provided that the Company's failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default under Section 6.01(3).

                  (b) To effect a Change of Control, within 30 days following the Change of Control Date, the Company shall send, by first class mail, a notice to each Holder of Securities, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

                    (i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities validly tendered and not withdrawn will be accepted for payment;

                   (ii) the purchase price (including the amount of accrued interest if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                  (iii) that any Security not tendered will continue to accrue interest;

                   (iv) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                    (v) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, properly endorsed for transfer together with such customary documents as the Company reasonably may request, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                   (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the

         Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                  (vii) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

                 (viii) the circumstances and relevant facts regarding such Change of Control.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof or beneficial interests so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Security equal in principal amount to any unpurchased portion of the Securities surrendered.

                  (c) (i) If the Company or any Subsidiary thereof has issued any outstanding (A) Indebtedness that is subordinated in right of payment to the Securities or (B) Preferred Stock, and the Company or such Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Securities that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of

Control Offer made to holders of the Securities and (ii) the Company will not issue Indebtedness that is subordinated in right of payment to the Securities or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Securities in the event of a Change of Control under this Indenture.

                  In the event that a Change of Control occurs and the Holders of Securities exercise their right to require the Company to purchase Securities, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

Section 4.16   Maintenance of Office or Agency.

                  The Company shall maintain an office or agency where

Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 11.02 as such office of the Company.

Section 4.17  Maintenance of Properties and Insurance.

                  (a) The Company shall cause all material properties used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all equipment deemed necessary in the good faith judgment of the Officers of the Company and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section
4.17 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and is not adverse in any material respect to the Holders.

                  (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                                  ARTICLE 5.

                            SUCCESSOR CORPORATION

Section 5.01.  Limitation on Consolidation,
               Merger and Sale of Assets.

                  (a) The Company shall not and shall not cause or permit any Guarantor to, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless (i) either (1) the Company or the Guarantor, as the case may be, is the survivor of such merger or consolidation or (2) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving or transferee Person expressly assumes by supplemental indenture all the obligations of the Company or the Guarantor, as the case may be, under the Securities and this Indenture; (ii) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.06 hereof; (iii) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction) no Default or Event of Default has occurred and is continuing; and
(iv) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving Person agrees by supplemental indenture to be bound thereby, and that all conditions precedent in this Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries the Capital

Stock of which constitutes all or substantially all of the properties and assets of the Company will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company shall deliver or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02.  Successor Person Substituted.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Guarantor in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE 6.

                            DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

                  An "Event of Default" occurs if

                  (1) there is a default in the payment of any principal of, or premium, if any, on the Securities when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof;

                  (2) there is a default in the payment of any interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

                  (3) the Company or any Guarantors defaults in the observance or performance of any other covenant in the Securities or this Indenture for 60 days after written notice from the Trustee to the Company or written notice from the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding to the Company and the Trustee;

                  (4) there is a default in the payment at final maturity of principal in an aggregate amount of $5,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $5,000,000 or more which acceleration shall not be rescinded or annulled within 20 days after written notice to the Company of such Default by the Trustee or to the Company and the Trustee by any Holder;

                  (5) a court of competent jurisdiction enters a final judgment or judgments which can no longer be appealed for the payment of money in excess of $5,000,000 (which are not paid or covered by third party insurance by financially sound insurers that have not disclaimed coverage) against the Company or any Restricted Subsidiary thereof and such judgment remains undischarged, for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

                  (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its creditors, or

                           (E) generally is not paying its debts as they become due; or

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case,

                           (B) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

                           (C) orders the liquidation of the Company or any Restricted Subsidiary,

                  and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.


                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office by the Company or any other Person.

Section 6.02.  Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by written notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the aggregate principal amount of the Securities outstanding, together with accrued but unpaid interest, if any, on all Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice (unless all Events of Default Specified in such Acceleration Notice have been cured or waived). If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs and is continuing with respect to the Company, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities then outstanding (by notice to the Trustee) may rescind and cancel a declaration of acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived, except non-payment of the principal or interest on the Securities which have become due solely by such declaration of acceleration,
(iii) to the extent the payment of such interest is lawful, interest (at the same rate as specified in the Securities) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a

Default or Event of Default of the type described in Sections 6.01(6) and (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults and Events of Default.

                  Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Securities then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.  Control by Majority.

                  The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in Personal liability; provided that the

Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.  Limitation on Suits.

                  Subject to Section 6.07 below, a Securityholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07.  Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, or premium, if any, and interest of the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.  Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Securities) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Securities, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including all sums due and owing to the Trustee pursuant to Section 7.07.

Section 6.09.  Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other securities or property payable or deliverable on any such claims and to distribute the same after deduction of its reasonable charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

Section 6.10.  Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07 hereof;

         SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

         THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantors, to such Guarantors.


                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. The Trustee shall give the Company prior notice of any such record date and payment date; provided, however, that the failure to give any such notice shall not affect the establishment of such record date or payment date or any payment to Securityholders pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

Section 6.12.  Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE 7.

                                   TRUSTEE

Section 7.01.  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, and a Trust Officer of the Trustee has received written notice of such Event of Default the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of
Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.05 or 6.06 hereof.

                  (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, paragraphs
(a), (b), (c), (e) and (f) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.


                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02.  Rights of Trustee.

                  Subject to Section 7.01 hereof:

                  (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 13.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than the negligence or willful misconduct of an attorney or agent who is an employee of the Trustee) appointed by it with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

                  (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03.  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Guarantors, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.


Section 7.04.  Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the sale of Securities or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Securities or any document used in connection with the sale of the Securities other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as any trust committee of Trust Officers in good faith determines that withholding the notice is in the interests of the Securityholders.

Section 7.06.  Reports by Trustee to Holders.

                  If required by TIA ss. 313(a), within 60 days after March 15 of any year, commencing the March 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a); provided that no such report need be transmitted if no such events listed in TIA ss. 313(a) have occurred within such period. The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c) and TIA ss. 313(d).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

                  On a joint and several basis, the Company and the Guarantors, if any, shall pay to the Trustee and Agents from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's and Agent's agents and counsel.

                  On a joint and several basis, the Company and the Guarantors,

if any, shall indemnify each of the Trustee and Agents and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim, liability, expense (including but not limited to reasonable attorneys' fees and expenses) or taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The

Trustee shall notify the Company in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company or any Guarantor of its obligations hereunder.

                  Notwithstanding the foregoing, the Company and the Guarantors, if any, need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee in its capacity as such, except such money or property held in trust to pay principal of and interest on particular Securities. The obligations of the Company and the Guarantors, if any, under this Section 7.07 to compensate and indemnify the Trustee and Agents and each predecessor Trustee and to pay or reimburse the Trustee and Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and the Guarantors, if any, and shall survive the satisfaction and discharge of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding to the extent permitted by law and any resignation or removal of the Trustee.

                  When the Trustee or any Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08.  Replacement of Trustee.

                  The Trustee may resign by so notifying the Company in writing, such resignation to become effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2)      the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, subject to Section 7.10 hereof, the successor corporation or national banking association without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.


                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), including the provision in ss. 310(b)(1); provided that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Company or the Guarantors are outstanding if the requirements for exclusion set forth in TIA ss. 310(b)(1) are met.

Section 7.11.  Preferential Collection of Claims Against
               Company.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

Section 7.12.  Paying Agents.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the

         Securities) in trust for the benefit of Holders of the Securities or the Trustee;

                  (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it will give the Trustee written notice within three
         (3) Business Days of any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.

                                  ARTICLE 8.

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Without Consent of Holders.


                  The Company and the Guarantors, if any, when authorized by a Board Resolution of each of them, and the Trustee may modify, waive, amend or supplement this Indenture or the Securities without notice to or consent of any
Securityholder:

                  (1) to comply with Section 5.01 hereof;

                  (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (3) to comply with any requirements of the SEC under the TIA;

                  (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not materially and adversely affect the rights of any Securityholder;

                  (5) to make any other change that does not adversely affect in any material respect the rights of any Securityholders hereunder;

                  (6) to add or release any Subsidiary as a Guarantor pursuant to the terms of Article 12; or

                  (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities.

                  The Trustee is hereby authorized to join with the Company and the Guarantors, if any, in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02.  With Consent of Holders.

                  The Company, the Guarantors, if any, each when authorized by a Board Resolution, and the Trustee may modify, amend, waive or supplement this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities without notice to any Securityholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Securities may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Subject to Section 8.04, without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment, modification, supplement or waiver to this Indenture or the Securities;

                  (2) reduce the rate of or change the time for payment of interest on any Security;

                  (3) reduce the principal of or premium on or change the stated maturity of any Security;

                  (4) make any Security payable in money other than that stated in the Security or change the place of payment from New York, New York;

                  (5) change the amount or time of any payment required by the Securities or reduce the premium payable upon any redemption of the Securities in accordance with Section 3.07 hereof, or change the time before which no such redemption may be made;

                  (6) waive a default in the payment of the principal of, or interest on, or redemption payment with respect to, any Security (including any obligation to make a Change of Control Offer or, after the Company's obligation to purchase Securities arises thereunder, an Excess Proceeds Offer or modify any of the provisions or definitions with respect to such offers);

                  (7) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02; or

                  (8) affect the ranking of the Securities in a manner adverse to the Holders.

                  After a modification, amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.  Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 8.04.  Revocation and Effect of Consents.

                  Until a modification, amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Security is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Security or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security, if the Trustee receives the notice of revocation before the date the modification, amendment, supplement, waiver or other action becomes effective.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any modification, amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such modification, amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

                  After a modification, amendment, supplement, waiver or other action becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02 hereof. In that case, the modification, amendment, supplement, waiver or other action shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

Section 8.05.  Notation on or Exchange of Securities.

                  If a modification, amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific written direction of the Company) request the Holder of the Security to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such modification, amendment, supplement or waiver.

Section 8.06.  Trustee To Sign Amendments, etc.

                  The Trustee shall sign any modification, amendment, supplement or waiver authorized pursuant to this Article 8 if the modification, amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such modification, amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such modification, amendment, supplement or waiver is authorized or permitted by this Indenture and such supplemental indenture constitutes the legal, valid and binding obligation of the Company and any Guarantor, if any, enforceable against each of them in accordance with its terms (subject to customary exceptions). The Company or any Guarantors, if any, may not sign a modification, amendment or supplement until the Company or such Guarantors, as appropriate, approve it.

                                  ARTICLE 9.

                      DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  Discharge of Indenture.

                  The Company and the Guarantors, if any, may terminate their obligations under the Securities, the Guarantees, if any, and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been canceled by the Trustee or delivered to the Trustee for cancellation all Securities theretofore authenticated and delivered (other than any Securities that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof) and the Company has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

                  After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Company's and the

Guarantors' obligations under the Securities, the Guarantees and this Indenture except for those surviving obligations specified below.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.07, 7.07, 9.05, 9.06 and
9.08 hereof shall survive.

Section 9.02.  Legal Defeasance.

                  The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Securities and the Guarantors, if any, discharged from their obligations under the Guarantees, if any, on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Securities to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 4.20 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Securities notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Securities.

Section 9.03.  Covenant Defeasance.

                  At the option of the Company, pursuant to a Board Resolution, the Company and the Guarantors, if any, shall be released from their respective obligations under Sections 4.02 through 4.19 hereof, inclusive, and clause
(a)(iii) of

Section 5.01 hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance") and the Securities shall thereafter be deemed to not be outstanding for purposes of any direction, waiver, consent, declaration or act of the Holders (and the consequences thereof) in connection with such covenants but shall continue to be outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that the Company and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby.

Section 9.04.  Conditions to Defeasance or Covenant
               Defeasance.

                  The following shall be the conditions to application of
Section 9.02 or Section 9.03 hereof to the outstanding Securities:

                  (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government

         Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding

         Securities at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Securities;

                  (2) no Event of Default or Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

                  (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

                  (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

                  (6) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Securities or Persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.02 above or the Covenant Defeasance under
         Section 9.03 hereof (as the case may be) have been complied with;

                  (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

                  (10) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts due to the Trustee pursuant to Section 7.07 hereof.

Section 9.05.  Deposited Money and U.S. Government
               Obligations To Be Held in Trust; Other
               Miscellaneous Provisions.

                  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall be under no duty to invest such money or U.S. Government Obligations.

                  On a joint and several basis, the Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and any Guarantors under this Indenture, the Securities and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if the Company or any Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Securities because of the reinstatement of their obligations, the Company or such Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07.  Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon a Company Request, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04 hereof, to the Company (or, if such moneys had been deposited by any Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.  Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or any Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Security that are not applied but remain unclaimed by the Holder of such Security for two years after the date upon which the principal of, or premium, if any, or interest on such Security shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon Company Request, or if such moneys are then held by the Company or any Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Security entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors, if any, for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, if any, either mail to each Securityholder affected, at the address shown in the register of the Securities maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors, if any, or the release of any money held in trust by the Company or any Guarantors, as the case may be, Securityholders entitled to the money must look only to the Company and any Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                 ARTICLE 10.

                         SUBORDINATION OF SECURITIES

Section 10.01.  Securities Subordinate to Senior Debt.

                  The Company covenants and agrees, and each Holder of Securities, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article 10 to the prior indefeasible payment and satisfaction in full in cash or, as acceptable to the holders of Senior Debt, in any other manner, of all existing and future Senior Debt.

                  This Article 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Debt; and such provisions are made for the benefit of the holders of Senior Debt; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 10.02. Payment Over of Proceeds upon
               Dissolution, etc.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary or (b)

any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

                  (1) the holders of Senior Debt shall be entitled to receive payment and satisfaction in full in cash or, as acceptable to the holders of Senior Debt, in any other manner, of all amounts due on or in respect of all Senior Debt, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character on account of principal of, premium, if any, or interest on the Securities; and

                  (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash or, as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Debt; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section 10.02, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, and interest on the Securities before all Senior Debt is paid and satisfied in full in cash or such payment and satisfaction thereof in cash is provided for, then and in such event such payment or distribution upon written notice to the Trustee or the Holder of such Security, as the case may be, shall be held by the Trustee or the Holder of such Security, as the case may be, in trust for the benefit of the holders of such Senior Debt and shall be immediately paid over or delivered forthwith to the liquidating trustee or agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash or, as acceptable to the holders of Senior Debt, any other manner, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt.

                  The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the transfer of all its assets (as an entirety or substantially as an entirety) to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by transfer such assets (as an entirety or substantially as an entirety) shall, as a part of such consolidation, merger or transfer, comply with the conditions set forth in such Article 5 hereof.

Section 10.03. Suspension of Payment When Senior
               Indebtedness in Default.

                  (a) Unless Section 10.02 hereof shall be applicable, after the occurrence of a Payment Default no payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, or interest on the Securities, or for or on account of the purchase, redemption, defeasance or other acquisition of the Securities, and neither the Trustee nor any holder or owner of any Securities shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Securities following the delivery by the representative of the holders of Designated Senior Debt (the "Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Debt or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Debt and the acceleration of the maturity of Designated Senior Debt in accordance with its terms, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured; provided that nothing in this sentence shall be deemed to affect the right of the Holders to receive solely from the funds deposited in trust pursuant to clause (1) of Section 9.04 hereof prior to the date of such Payment Default and as more fully set forth in such Section payments or distributions in respect of the principal of, premium, if any, and interest on the Securities in connection with any Legal Defeasance or Covenant Defeasance. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

                  (b) Unless Section 10.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Debt, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities by the Company) shall be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, for or on account of any principal of, premium, if any, or interest on the Securities or for or on account of the purchase, redemption, defeasance or other acquisition of Securities, and neither the Trustee nor any holder or owner of any Securities shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or any portion of the Securities, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (x) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Debt shall have been paid in full in cash and the Trustee has been so notified by either the Representative or the Company or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provisions of this Indenture, no event of default with respect to Designated Senior Debt (other than a Payment Default) which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 10.03(b) (the "Initial Blockage Period"). Any number of additional Payment Blockage periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 10.03(b) and no Guarantee Payment Blockage Period may be commenced under Section 12.07(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding anything in the Indenture to the contrary, no NonPayment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a Second Payment Blockage Period initiated by the Representative whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 10.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Debt or, if no amounts are then due in respect of Senior Debt, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

Section 10.04.  Trustee's Relation to Senior Debt

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 10 or otherwise.

Section 10.05. Subrogation to Rights of Holders
               of Senior Debt.

                  Upon the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payments pursuant to the provisions of this Article 10 to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under the Senior Debt of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to indefeasibly pay all amounts payable under or in respect of such Senior Debt in full in cash.

Section 10.06. Provisions Solely to Define Relative
               Rights.

                  The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Debt (1) in any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets and liabilities referred to in Section 10.02 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.03(c) hereof.

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 10.07.  Trustee to Effectuate Subordination.

                  Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Debt, or any Representative, may file such a claim on behalf of Holders of the Securities.

Section 10.08.  No Waiver of Subordination Provisions.

                  (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this
Section 10.08, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 10.09.  Notice to Trustee.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Securities. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.09 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.10. Reliance on Judicial Order or
               Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of
Section 7.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11. Rights of Trustee as a Holder of
               Senior Debt; Preservation
               of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

Section 10.12. Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee.

Section 10.13. No Suspension of Remedies.

                  Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 10 of the holders, from time to time, of Senior Debt.

                                 ARTICLE 11.

                                MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02. Notices.


                  Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company:

                  FAIRFIELD MANUFACTURING COMPANY, INC.
                  U.S. 52 South
                  Lafayette, Indiana 47903-7940
                  Telecopier:  (317) 474-7248
                  Attention:  Corporate Secretary

                  Copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Telecopier:  (212) 286-8626
                  Attention: Ralph Arditi

                  If to the Trustee:

                  UNITED STATES TRUST COMPANY OF NEW YORK
                  114 West 47th Street
                  New York, New York, 10036
                  Telecopier:  (212) 852-1625
                  Attention:  Corporate Trust Department

                  Copy to:

                  Kramer, Levin, Naftalis & Frankel
                  919 Third Avenue
                  New York, New York  10022
                  Telecopier:  (212) 715-8000
                  Attention:  Michele D. Ross, Esq.

                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Company, or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. If a notice or communication to a Securityholder is mailed in the manner provided above, it shall be deemed duly given on the date so deposited in the mail, whether or not the addressee receives it.


                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03. Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 11.04. Certificate and Opinion as to Conditions
               Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate and Opinion.

                  Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 11.06. When Treasury Securities Disregarded.

                  In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantors or any other obligor on the Securities or by any Affiliate of any of them shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company, a Guarantors or any other obligor upon the Securities or any Affiliate of any of them.

Section 11.07. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or meetings of Securityholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.08. Business Days; Legal Holidays.

                  A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.09. Governing Law.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

Section 11.10. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture,

loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.11. No Recourse Against Others.

                  No recourse for the payment of the principal of or premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director, partner, affiliate, beneficiary or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Company or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Securities are solely obligations of the Company, and that no such Personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee, partner, affiliate, beneficiary or director of the Company, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Securities or implied therefrom, and that any and all such Personal liability of, and any and all claims against every stockholder, officer, employee, partner, affiliate, beneficiary and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

Section 11.12. Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.13. Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.14. Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15  Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and the Company's corporate seal to be hereunto affixed and attested, all as of the date and year first written above.


                                         FAIRFIELD MANUFACTURING COMPANY, INC.

                                         By: /s/ KENNETH A. BURNS
                                            ----------------------------
                                            Name:  Kenneth A. Burns
                                            Title: President and
                                                   Chief Operating Officer

ATTEST:

/s/ RICHARD A. BUSH
-------------------------
Name:  Richard A. Bush
Title: Vice President Finance

                                         UNITED STATES TRUST COMPANY OF
                                         NEW YORK, as Trustee

                                         By: /s/ CYNTHIA CHANEY
                                            ----------------------------
                                            Name:  Cynthia Chaney
                                            Title: Assistant Vice President

ATTEST:

/s/ PATRICIA STERMER
-------------------------
Name:  Patricia Stermer
Title: Assistant Vice President

                                                                    EXHIBIT A

                                                                    CUSIP______


Number

                    FAIRFIELD MANUFACTURING COMPANY, INC.

               11-1/4% SUBORDINATED EXCHANGE DEBENTURE DUE 2009

                  Fairfield Manufacturing Company, Inc., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to ________________________ or registered assigns the principal sum of ___________________ Dollars, on March 15, 2009.

         Interest Payment Dates:  March 15 and September 15

         Record Dates:  March 1 and September 1

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                         FAIRFIELD MANUFACTURING COMPANY, INC.

                                         By:
                                            ----------------------------
                                            Title:

                                         By:
                                            ----------------------------
                                            Title:

                                         [SEAL]


Certificate of Authentication:
This is one of the 11-1/4% Subordinated
Exchange Debentures due 2009 referred
to in the within-mentioned Indenture

Dated:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:  ___________________________________
         Authorized Signatory

                                                               (REVERSE SIDE)

                    FAIRFIELD MANUFACTURING COMPANY, INC.

              11-1/4% SUBORDINATED EXCHANGE DEBENTURES DUE 2009

1.       INTEREST.

                  Fairfield Manufacturing Company, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no
interest has been paid, from           .(1) The Company will pay interest
semi-annually in arrears on each Interest Payment Date, commencing         .(2)
Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Notwithstanding anything herewith to the contrary, on each Interest Payment Date through and including March 15, 2002, the entire amount of the interest payment on the Securities may be paid, at the option of the Company, in additional Securities ("Secondary Securities") (valued at 100% of the principal amount thereof), which Securities shall mature on the Maturity Date, bear interest from their issue date and be governed by, and subject to the provisions and conditions of, the Indenture and shall have the same rights and benefits as Securities previously issued. The Company may, at its option, pay cash in lieu of issuing any Secondary Security to the extent the principal amount such Secondary Security is not an integral multiple of $1,000. The Company shall notify the Trustee by delivery of a Company Request of the Company's election to pay interest in Secondary Securities not less than 10 days prior to the Record Date for an Interest Payment Date. On each such Interest Payment Date, the Trustee shall, upon receipt of an Officers' Certificate, authenticate Secondary Securities for original issuance to each holder of Securities on the preceding Record Date, as shown on the Security Register, in the amount required to pay such interest. For purposes of determining the principal amount of Secondary Securities to be issued in payment of interest, the Company shall be entitled to aggregate as to each holder the principal amount of all Securities and Secondary Securities held of record by such holder.

------------
(1)  Insert date of original issuance of Security.

(2) Insert First Interest Payment Date following the date of original issuance of Security.

                  The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Securities to the extent lawful.

2.       METHOD OF PAYMENT.

                  The Company shall pay interest on this Security provided for in Paragraph 1 above (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on the Record Date immediately preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest payable in cash in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

3.       PAYING AGENT AND REGISTRAR.

                  Initially, The United States Trust Company of New York, (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Securities. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar.

 4.      INDENTURE; RESTRICTIVE COVENANTS.

                  The Company issued this Security under an Indenture dated as of March 12, 1997 (the "Indenture") by and between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Security, unless otherwise defined, have the meanings assigned to them by the Indenture.

                  The Securities are general unsecured obligations of the Company limited to up to $125,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the issuance of preferred stock by the Company and its subsidiaries, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Company and its subsidiaries, certain other restricted payments by the Company and its subsidiaries, certain transactions with, and investments in, its affiliates, and a provision regarding change-of-control transactions. The restrictions are subject to a number of important qualifications and exceptions.

5.       SUBORDINATION.


                  The Indebtedness represented by the Securities is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Debt as defined in the Indenture, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Security shall cease to be so subordinate and subject in right of payment upon any defeasance of this Security referred to in Paragraph 18 below.

6.       OPTIONAL REDEMPTION.

                  The Company may redeem the Securities, in whole or in part, at any time on or after March 15, 2002 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on March 15 of each year listed below:

                  Year                                     Percentage

                  2002....................................105.625%
                  2003....................................104.219%
                  2004....................................102.813%
                  2005....................................101.406%
                  2006 and thereafter...................  100.00%

7.       NOTICE OF REDEMPTION.

                  Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Securities to be redeemed at its registered address as it shall appear on the register of the Securities maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption unless the Company shall fail to redeem any such Security.

8.       LIMITATION ON DISPOSITION OF ASSETS.

                  The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

9.       CHANGE OF CONTROL OFFER.


                  The Indenture requires the Company to make an offer to purchase Securities upon the occurrence of a Change of Control occurring on or after July 2, 2001 in accordance with the procedures set forth in the Indenture. In addition, upon the occurrence of a Change of Control occurring prior to July 2, 2001, the Company will have the option to offer to purchase the Securities, in whole but not in part, at a purchase price equal to 101% of the principal amount thereof, plus, without duplication, accrued and unpaid interest to date of purchase. If a Change of Control occurs prior to July 2, 2001 and the Company fails to make an offer to purchase the Securities in accordance with the terms of the Indenture, the annual interest rate on the Securities will increase by 4.0% over the then-applicable interest rate.

10.      DENOMINATIONS, TRANSFER, EXCHANGE.

                  The Securities are in registered form without coupons. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Security selected for redemption or register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or any Security after it is called for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

11.      PERSONS DEEMED OWNERS.

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      UNCLAIMED MONEY.
                                     A-6

                  If money for the payment of principal, premium or interest on any Security remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

13.      AMENDMENT, SUPPLEMENT AND WAIVER.

                  Subject to certain exceptions, the Indenture or the Securities may be modified, amended or supplemented by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of Holders, the Company, the Guarantors, if any, and the Trustee may amend the Indenture or the Securities or supplement the Indenture for certain specified purposes including providing for uncertificated Securities in addition to certificated Securities, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

14.      SUCCESSOR ENTITY.

                  When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

15.      DEFAULTS AND REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

16.      TRUSTEE DEALINGS WITH THE COMPANY.

                  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.      NO RECOURSE AGAINST OTHERS.

                  As more fully described in the Indenture, a director, officer, employee, partner, affiliate, beneficiary or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

18.      DEFEASANCE AND COVENANT DEFEASANCE.

                  The Indenture contains provisions for defeasance of the entire indebtedness on this Security and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.


19.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.      GOVERNING LAW.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

                  THE COMPANY WILL FURNISH TO ANY HOLDER OF A SECURITY UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE
TO: FAIRFIELD MANUFACTURING COMPANY, INC., U.S. 52 South, Lafayette, Indiana 47903-7940, Attention: Corporate Secretary.

22.  AUTHENTICATION

                  This Security shall not be valid until the Trustee manually signs the Certificate of Authentication on the other side of this Security.

                             [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
    OTHER IDENTIFYING NUMBER

-----------------------------------


--------------------------------------------------------------------------------
                   (please print or type name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
attorney to transfer the Security on the books of the Company with full power of substitution in the premises.


Dated:
       ------------------                   -----------------------------------
                                            NOTICE: The signature on this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the within Security in every
                                            particular without alteration or
                                            enlargement or any change whatsoever
                                            and be guaranteed by the endorser's
                                            bank or broker.

Signature Guarantee:
                                            -----------------------------------

                                                                    EXHIBIT B


                                 ARTICLE 12.

                           GUARANTEE OF SECURITIES

Section 12.01. Guarantee.

                  Subject to the provisions of this Article 12, each Guarantor, by execution of the Guarantee, will jointly and severally unconditionally guarantee to each Holder and to the Trustee, on behalf of the Holders, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder, that: (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Security when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Securities, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Security and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of the Guarantee, will agree that its obligations thereunder and hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

                  Each Guarantor, by execution of the Guarantee, will waive diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that the Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.01 hereof. Each Guarantor, by execution of the

Guarantee, will further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed by the Guarantee may be accelerated as provided in
Article 6 hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the

Obligations guaranteed thereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Securities under the Guarantee provided for in this Article 12 and not discharged. Failure to make such demand shall not affect the validity or enforceability of the Guarantee upon any Guarantor.

                  A Guarantee shall not be valid or become obligatory for any purpose with respect to a Security unless the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

                  This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  No stockholder, officer, director, employer or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

                  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

Section 12.02. Execution and Delivery of Guarantees.

                  A Guarantee, substantially in the form of Exhibit F hereto, shall be executed on behalf of a Guarantor by the manual or facsimile signature of an Officer of such Guarantor.

                  If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office, such Guarantee shall be valid nevertheless.


                  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Each of the Guarantors hereby agrees that its Guarantee set forth in Section 12.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

                  Any Person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor, and (b) as Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 12.03. Additional Guarantors.

                  Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 12.04. Limitation of Guarantee.

                  The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Debt) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

Section 12.05. Release of Guarantors.

                  A Guarantor shall be released from all of its obligations under its Guarantee if:

                  (i) the Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.10 and 5.01 hereof to the extent applicable; or

                  (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.01 hereof;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 12.06. Guarantee Obligations Subordinated
               to Guarantor Senior Debt.

                  Each Guarantor, by execution of the Guarantee, will covenant and agree, and each Holder of Securities, by its acceptance thereof, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 12, the Indebtedness represented by the Guarantee and the payment of any obligations pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article 12 to the prior indefeasible payment and satisfaction in full in cash or, as acceptable to the holders of Guarantor Senior Debt of such Guarantor, in any other manner, of all existing and future Guarantor Senior Debt of such Guarantor.

                  This Section 12.06 and the following Sections 12.07 through
12.11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Debt of any Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Debt of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 12.07. Payment Over of Proceeds upon Dissolution,
               etc., of a Guarantor.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event:


                  (1) the holders of all Guarantor Senior Debt of such Guarantors shall be entitled to receive payment and satisfaction in full in cash or, as acceptable to the holders of such Guarantor Senior Debt, in any other manner, of all amounts due on or in respect of all such Guarantor Senior Debt, before the Holders of the Securities are entitled to receive or retain, pursuant to the Guarantee of such Guarantor, any payment or distribution of any kind or character by such Guarantor on account of any of its Obligations on its Guarantee; and

                  (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article 12 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Debt of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Debt held or represented by each, to the extent necessary to make payment in full in cash or, as acceptable to the Holders of such Guarantor Senior Debt of such Guarantor, in any other manner, of all such Guarantor Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Debt; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section 12.07, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of its Obligations on its Guarantee before all Guarantor Senior Debt of such Guarantor is paid and satisfied in full in cash or such payment and satisfaction thereof in cash is provided for, then and in such event such payment or distribution upon written notice to the Trustee or the Holder of such Security, as the case may be, shall be held by the Trustee or the Holder of such, as the case may be, in trust for the benefit of the holders of such Guarantor Senior Debt and shall be immediately paid over or delivered forthwith to the liquidating trustee or agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Debt in full in cash or, as acceptable to the holders of such Guarantor Senior Debt, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Debt.


                  The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the transfer of all of its assets (as an entirety or substantially as an entirety) to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this
Article 12 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by transfer such assets (as an entirety or substantially as an entirety) shall, as a part of such consolidation, merger or transfer comply with the conditions set forth in such Article 5 hereof.

Section 12.08. Suspension of Guarantee Obligations When
               Guarantor Senior Debt in Default.

                  (a) Unless Section 10.06 hereof shall be applicable, after the occurrence of a Payment Default, no payment or distribution of any assets or securities of a Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor) of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) may be made by or on behalf of such Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor ), including, without limitation, by way of set-off or otherwise, for or on account of its Obligations on its Guarantee, and neither the Trustee nor any holder or owner of any Securities shall take or receive from any Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor), directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee following the delivery by the representative of the holders of Guarantor Senior Debt (the "Guarantors Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Debt which constitutes Guarantor Senior Debt or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Debt which constitutes Guarantor Senior Debt and the acceleration of the maturity of such Designated Senior Debt in accordance with its terms, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph
(b), such Guarantor shall resume making any and all required payments in respect of its Obligations under its Guarantee.

                  (b) Unless Section 12.07 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Debt which constitutes Guarantor Senior Debt of any Guarantor, no payment or distribution of any assets or securities of such Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its

Guarantee) shall be made by such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of any of its Obligations on its Guarantee, and neither the Trustee nor any holder or owner of any Securities shall take or receive from any Guarantor (or any Restricted Subsidiary or

Subsidiary of such Guarantor), directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee for a period (a "Guarantee Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Event of Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (x) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Debt shall have been paid in full in cash and the Trustee has been so notified by either the Guarantor Representative or such Guarantor or (z) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from the Guarantor Representative, after which, in the case of clause (x), (y) or (z), such Guarantor shall resume making any and all required payments in respect of its Obligations on its Guarantee. Notwithstanding any other provisions of this Indenture, no event of default with respect to Designated Senior Debt which constitutes Guarantor Senior Debt (other than a Payment Default) which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period initiated by the Guarantor Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 12.08(b) or, in the event of a Non-Payment Event of Default which formed the basis for a Payment Blockage Period under Section 10.03(b) hereof, 179 days from the date of the receipt by the Trustee of the notice referred to in Section 12.08(b) (the "Initial Guarantee Blockage Period"). Any number of additional Guarantee Payment Blockage Periods may be commenced during the Initial Guarantee Blockage Period; provided, however, that no such additional Guarantee Payment Blockage Period shall extend beyond the Initial Guarantee Blockage Period. After the expiration of the Initial Guarantee Blockage Period, no Guarantee Payment Blockage Period may be commenced under this Section 12.08(b) and no Payment Blockage Period may be commenced under Section 10.03(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Guarantee Blockage Period. Notwithstanding anything in the Indenture to the contrary, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor

Representative shall be, or be made, the basis for the commencement of a Second Guarantee Payment Blockage Period initiated by the Guarantor Representative whether or not within the Initial Guarantee Blockage Period, unless such Non-Payment Event of Default shall have been waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 12.08, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor Representative initiating the Guarantee Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Debt or, if no amounts are then due in respect of Guarantor Senior Debt, promptly returned to the Guarantor, or as a court of competent jurisdiction shall direct.

Section 12.09. Subrogation to Rights of Holders
               of Guarantor Senior Debt.

                  Upon the payment in full of all amounts payable under or in respect of all Guarantor Senior Debt of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Debt to receive payments and distributions of cash, property and securities of such Guarantor made on such Guarantor Senior Debt until all amounts due to be paid under the Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Debt of any cash, property or securities to which Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 12, and no payments over pursuant to the provisions of this Article 12 to holders of Guarantor Senior Debt by Holders of the Securities or the Trustee, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Debt.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of all amounts payable under Guarantor Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Debt at the time outstanding any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount sufficient to indefeasibly pay all amounts payable under or in respect of such Guarantor Senior Debt in full in cash.

Section 12.10. Guarantee Subordination Provisions
               Solely to Define Relative Rights.

                  The subordination provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Guarantor Senior Debt on the other hand. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Debt and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations on its Guarantee in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders of the Securities and creditors of such Guarantor other than the holders of the Guarantor Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Guarantor Senior Debt (1) in any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets and liabilities referred to in Section 12.07 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(2) under the conditions specified in Section 12.07 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 12.08(c) hereof.

                  The failure by any Guarantor to make a payment in respect of its obligations on its Guarantee by reason of any provision of this Article 12 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 12.11. Application of Certain
               Article 10 Provisions.

                  The provisions of Sections 10.04, 10.05, 10.07, 10.08, 10.09,
10.10, 10.11, 10.12 and 10.13 hereof shall apply, mutatis mutandis, to each Guarantor and its respective holders of Guarantor Senior Debt and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Guarantor Senior Debt, the Holders and the Trustee with respect to the

Guarantee and all references therein to Article 10 hereof shall mean this
Article 12.

                                                                       EXHIBIT C

                              FORM OF GUARANTEE

                  The undersigned (the "Guarantor") hereby unconditionally guarantees, on a senior subordinated basis, jointly and severally with all other
guarantors under the Indenture dated as of               , 1997 by and between
Fairfield Manufacturing Company, Inc., a Delaware corporation, and United States Trust Company of New York, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Securityholders or the Trustee all in accordance with the terms set forth in
Article 12 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Guarantors to the Securityholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.



                                         Guarantor:

                                         By:
                                             ---------------------------
                                             Name:
                                             Title:


                                     C-1